Exhibit 16.1

April 2, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of I-many’ Inc.’s Form 8-K Amendment No. 2, dated April 2, 2004 and have the following comments:

1.	We agree with the statements made in paragraphs 1, 2, 3, and 5 and the second sentence of paragraph 4.

2.	We have no basis on which to agree or disagree with the statements made in the first sentence of paragraph 4.

Yours truly,

DELOITTE & TOUCHE LLP